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                                                                   Exhibit 22.1

                               Telco Systems, Inc.

                         Subsidiaries of the Registrant

      NAME                                  JURISDICTION INCORPORATED
      ----                                  -------------------------


Telco Security Corporation                         Massachusetts

Telco Systems, Ltd.                                United Kingdom

Telco Systems Asia/Pacific                         Hong Kong

TSI Exports, Ltd.                                  Barbados

Telco Indemnity, Ltd.                              Bermuda